Exhibit 10.1

EXHIBIT A

Date:	10/21/15

NATUALNRANO, INC.

Attn:

CONVERSION NOTICE

The above-captioned Holder hereby gives notice to NaturalNano, Inc., a Nevada corporation (the “Company”), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Holder in the principal amount of $150,000 by the Company (the “Note”); that the Holder elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below.

A.	Date of conversion:	10/21/15
B.	Conversion #:
C.	Conversion Amount:	$10,000
D.	Conversion Price:	$0.05
E.	Conversion Shares:	200,000
F.	Remaining Note Balance:	$215,500

Please transfer the Conversion Shares to the undersigned at:

Address:
Marlin Capital Investments LLC
555 S. Federal Hwy # 450
Boca Raton, FL 33432

Sincerely,

By:	/s/ Barry Honig
Name:	Barry Honig

DWAC Instructions:

Broker No: 0283

Account No: 11547350